UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/13/2011

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

1. 2011 Extension Agreement with Respect to Credit Agreement

On April 13, 2011, the 2011 Extension Amendment (the “Amendment Agreement”) that First Data Corporation (“First Data” or the “Company”) entered into on March 24, 2011, relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, among First Data, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”), became effective. The Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to herein as the “Amended Credit Agreement.”

Among other things, the Amendment Agreement:

(i) provides for the extension of the maturity date of approximately $1.25 billion (such amount calculated prior to the 20% reduction referred to below) of revolving credit commitments (the “Revolver Extension”) under the Amended Credit Agreement to the earliest of: (x) June 24, 2015, if on such date the aggregate outstanding principal amount of First Data’s 9.875% Senior Notes due 2015 and 10.55% Senior PIK Notes due 2015 exceeds $750.0 million, (y) December 31, 2015, if on such date the aggregate outstanding principal amount of First Data’s 11.25% Senior Subordinated Notes due 2016 exceeds $750.0 million and (z) September 24, 2016 (or, in each case above, if such date is not a business day, the next preceding business day);

(ii) provides for the extension of the maturity date of approximately $5.0 billion of term loans (such amount calculated prior to the prepayment referred to below and consisting of approximately $4.53 billion of dollar denominated term loans and an amount of euro denominated term loans the dollar equivalent of which is approximately $0.47 billion (the “Term Loan Extension”)) under the Amended Credit Agreement to March 24, 2018 (or, if such date is not a business day, the next preceding business day);

(iii) provides for an increase in the interest rate applicable to the revolving credit loans subject to the Revolver Extension and the term loans subject to the Term Loan Extension (i) to a rate equal to, at First Data’s option, either (x) LIBOR for deposits in the applicable currency plus 400 basis points or (y) with regard to dollar denominated borrowings, a base rate plus 300 basis points;

(iv) provides for an increase in the commitment fee payable on the undrawn portion of the revolving credit commitments subject to the Revolver Extension to 75 basis points; and

(v) provides First Data with the ability to reduce the revolving credit commitments subject to the Revolver Extension while maintaining the revolving credit commitments not subject to the Revolver Extension in their original amount.

In connection with the Amendment Agreement First Data effected a prepayment of the outstanding term loans under the Credit Agreement from the net cash proceeds of the issuance of its 7.375% Senior Secured Notes due 2019 and a permanent reduction of the revolving credit commitments that are subject to the Revolver Extension in an amount equal to 20%.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

2. Indenture with respect to 7.375% Senior Secured Notes due 2019

On April 13, 2011, First Data issued and sold $750,000,000 aggregate principal amount of 7.375% Senior Secured Notes due 2019 (the “notes”), which mature on June 15, 2019 pursuant to an indenture, dated April 13, 2011, by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Company used the net proceeds from the issue and sale of the notes, together with cash on hand, to repay existing term loan debt under our senior secured credit facilities.

Interest Rate

The notes accrue interest at the rate of 7.375% per annum and mature on June 15, 2019. Interest on the notes is payable in cash on June 15 and December 15 of each year.

Ranking

The notes:

•	rank senior in right of payment to any existing and future subordinated indebtedness, including the Company’s senior subordinated notes;

•	rank equally in right of payment with all of the Company’s existing and future senior indebtedness;

•

are effectively senior in right of payment to indebtedness under the Company’s existing senior unsecured notes and the Company’s existing senior secured second lien notes to the extent of the value of the collateral securing the notes;

•	are effectively equal in right of payment with indebtedness under the Company’s senior secured credit facilities and the Company’s existing senior secured first lien notes; and

•

are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s guarantor subsidiaries).

Guarantees

The notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the Company’s senior secured credit facilities, subject to certain exceptions. Each of the guarantees of the notes is a general senior obligation of each guarantor and:

•	ranks senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary, including the Company’s existing senior subordinated notes;

•	ranks equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

•

is effectively senior in right of payment to the guarantees of the Company’s existing senior unsecured notes and the Company’s existing senior secured second lien notes to the extent of the guarantor subsidiary’s value of the collateral securing the notes;

•	is effectively equal in right of payment with the guarantees of the Company’s senior secured credit facilities and the Company’s existing senior secured first lien notes; and

•	is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Any guarantee of the notes will be released in the event such guarantee is released under the Company’s senior secured credit facilities.

Security

Pursuant to a security agreement and a pledge agreement, each dated as of August 20, 2010, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as collateral agent (to which the notes and the guarantees became subject as of April 13, 2011), the notes and the guarantees are secured by first-priority liens, subject to permitted liens, on certain of the Company’s assets and the assets of the subsidiary guarantors that secure the Company’s senior secured credit facilities including:

•

substantially all the capital stock of any of the Company’s wholly owned first-tier subsidiaries or of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such material wholly owned first-tier subsidiary that is a foreign subsidiary); and

•

substantially all tangible and intangible assets of the Company and each subsidiary guarantor, other than (1) certain real property, (2) settlement assets and (3) deposit accounts, other bank or securities accounts, cash, leaseholds, excluded stock and stock equivalents, motor vehicles and other customary exceptions.

Prepayments and Redemptions

The Company is required to make an offer to repay the notes with net proceeds from specified asset sales, subject to the right to repay other senior secured debt and certain other types of indebtedness or reinvest such proceeds in the Company’s business. In addition, the Company will be required to offer to repay the notes upon the occurrence of a change of control.

The Company may redeem the notes, in whole or in part, at any time prior to June 15, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, the Company may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to June 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

Certain Covenants and Events of Default

The indenture governing the notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, the Company’s and its restricted subsidiaries’ ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all assets;

•	enter into certain transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing the notes imposes certain requirements as to future subsidiary guarantors. The indenture governing the notes also contains certain customary events of default.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1

2011 Extension Agreement, dated as of March 24, 2011, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including:

Exhibit A - Marked Pages of Credit Agreement

10.2	Indenture, dated as of April 13, 2011, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 7.375% Senior Secured Notes due 2019.

10.3	Security Agreement dated as of August 20, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 26, 2010, and incorporated herein by reference).

10.4	Pledge Agreement, dated as of August 20, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 26, 2010, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: April 13, 2011	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary